UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2021 (August 23, 2021)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Suite 3400
Westlake, Texas	76262
(Address of principal executive offices)	(Zip Code)

(940) 293-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	CORE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On August 23, 2021, the Board of Directors (the “Board”) of Core-Mark Holding Company Inc. (the “Company”) approved the Core-Mark Holding Company, Inc. Executive Change in Control Severance Pay Plan (the “Executive Severance Plan”) in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 17, 2021, by and among the Company, Performance Food Group Company, Longhorn Merger Sub I, Inc., and Longhorn Merger Sub II, LLC (the “Merger Agreement”), including the merger of Longhorn Merger Sub I, Inc. with and into the Company (the “merger”).

Under the Executive Severance Plan, employees of the Company with the title of Vice President, Senior Vice President or Executive Vice President (“participants”) are eligible for severance in the event of a participant’s termination of employment by the Company without “cause” or by the participant for “good reason” during the period commencing on the effective time of the merger and ending on the date that is twelve (12) months thereafter (a “Qualifying Termination”).

The Executive Severance Plan provides that participants are eligible to receive a cash severance payment upon a Qualifying Termination, the amount of which is determined based on the participant’s years of service with the Company, as set forth in the following table:

•	Less than 2 years of service – 2 months of base salary and target bonus.

•	Between 2 and 5 years of service – 4 months of base salary and target bonus.

•	Between 5 and 10 years of service – 8 months of base salary and target bonus.

•	Between 10 and 20 years of service – 12 months of base salary and target bonus.

•	More than 20 years of service – 18 months of base salary and target bonus.

Additionally, Vice Presidents and Senior Vice Presidents are eligible for a minimum benefit payment equal to 12 months of base salary and target bonus and Executive Vice Presidents are eligible for a minimum benefit of payments equal to 18 months of base salary and target bonus. No severance payment will exceed 18 months of base salary and target bonus. Participants are also entitled to receive a prorated bonus for the year in which a Qualifying Termination occurs, with the amount of such prorated bonus equal to the product of (a) the participant’s target bonus for the year in which the Qualifying Termination occurs, and (b) a fraction, the numerator of which is the number of days from January 1 through the date of the Qualifying Termination, and the denominator of which is 365. In addition, upon a Qualifying Termination, the Company will provide reimbursement for the cost of COBRA premiums for the number of months for which the participant receives the severance payments.

All severance benefits under the Executive Severance Plan are conditioned on the participant signing and not revoking a general release of claims. The Executive Severance Plan does not provide for any excise tax gross-up payments.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Executive Severance Plan attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 25, 2021, the Company held a special meeting of the Company’s stockholders (the “Special Meeting”), at which holders of 38,293,588 shares of common stock were present in person or by proxy, representing 84.8% of the voting power of the shares of the Company’s common stock as of July 13, 2021, the record date for the Special Meeting, and constituting a quorum for the transaction of business. Each of the proposals listed below is described in more detail in the definitive proxy statement/prospectus filed July 14, 2021, and incorporated herein by reference. A summary of the voting results at the Special Meeting for each of the proposals is set forth below:

1. Merger Agreement Proposal. The stockholders adopted the Merger Agreement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
35,180,907	3,054,606	58,075	0

2. Merger-Related Compensation Proposal. The stockholders approved, on a non-binding advisory basis, compensation payable to executive officers of the Company in connection with the proposed transactions. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
37,155,543	1,068,836	69,209	0

3. Core-Mark Adjournment Proposal. The stockholders voted to allow the chairman of the Special Meeting to adjourn the Special Meeting from time to time, if necessary or appropriate, (a) due to the absence of a quorum, (b) to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement Proposal or (c) to allow reasonable additional time for the filing and mailing of any required supplement or amendment to the accompanying proxy statement/prospectus, and the review of such materials by Company stockholders. Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal and no additional time was required to timely provide any supplement or amendment to the proxy statement/prospectus. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
35,476,342	2,753,394	63,852	0

Item 8.01	Other Events.

As previously announced on August 5, 2021, the Board approved a $0.13 cash dividend per share. On August 23, 2021, the Board approved a revised payment date for the cash dividend of August 30, 2021. The cash dividend will be paid to stockholders of record as of the close of business on August 20, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Core-Mark Holding Company, Inc. Executive Change in Control Severance Pay Plan

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core-Mark Holding Company, Inc.

Date: August 25, 2021	By:	/s/ SCOTT E. McPHERSON
	Name:	Scott McPherson
	Title:	President & Chief Executive Officer